SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FLAGSTONE REINSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	None
(Jurisdiction of incorporation or organization)	(IRS Employer
Identification No.)

Crawford House
23 Church Street
Hamilton HM 11, Bermuda	—
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered
Common Shares, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-138182

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.                    Description of Registrant’s Securities to be Registered.

A description of the Common Shares, $0.01 par value per share, of Flagstone Reinsurance Holdings Limited (the “Registrant”) to be registered hereunder is contained in the section entitled “Description of Share Capital” in the prospectus included in the Registrant’s Registration Statement on Form S-1, File No. 333-138182, as amended, which was initially filed with the Securities and Exchange Commission on October 24, 2006 (including any subsequent amendments thereto, the “Registration Statement”), and is incorporated herein by reference. The prospectus to be filed pursuant to Rule 424(b) following the effective date of the Registration Statement shall be deemed to be incorporated by reference into this registration statement on Form 8-A.

Item 2.                           Exhibits

1	Registrant’s Bye-Laws 2-5, 7-9, 11, 14-16, 20-30, 30A and 31-38, included in Exhibit 3.2 to the Registration Statement and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FLAGSTONE REINSURANCE
HOLDINGS LIMITED

Date: March 14, 2007
	By:	/s/ Mark Byrne
Print name: Mark Byrne
Title: Chairman